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                                                                  EXHIBIT 10.49a

                              MODIFICATION OF LEASE




        This Agreement made this 15th day of September, 1999 between AA&L Associates, LP, a Delaware Limited Partnership, with its office address at 200 Holleder Parkway, Rochester, New York 14615 ("Landlord") and Monro Muffler Brake, Inc., a New York corporation, with its office at 200 Holleder Parkway, Rochester, New York 14615 ("Tenant").


        WHEREAS, Tenant is in possession of premises known as 11910 Ridge Road, West Seneca, New York ("Premises") under a certain Lease made by Landlord's predecessors in title, Charles J. August, Burton S. August and Sheldon A. Lane dated as of July 1, 1984 (the "Lease"); and


        WHEREAS, on the first day of July, 1990, Landlord's predecessors in title conveyed the Premises to Landlord by Warranty Deed, which was recorded in the Office of the Clerk of Erie County on the 6th day of August, 1990; and


         WHEREAS, the Lease has been amended by Agreements dated the 11th day of July, 1984, January, 1988 and November 1, 1993; and

         WHEREAS, the Lease has an expiration date of June 30, 2004; and

         WHEREAS, the Tenant has two options to renew for five (5) years each, July 1, 2004 to June 30, 2009 (the "First Renewal") and July 1, 2009 to June 30, 2014 (the "Second Renewal"); and

         WHEREAS, the Lease remains in full force and effect; and


         WHEREAS, Tenant desires additional renewal options; and


         WHEREAS, Tenant wishes to sublet a part of the Premises to Sprint Communications for the construction and maintenance of a communications cell tower; and

         WHEREAS, Landlord is willing to consent to such sublease.

         NOW, THEREFORE, in consideration of the Premises, the rent reserved in the Lease, the covenants herein, Ten Dollars ($10.00) and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby modify the Lease as follows:

1. Landlord hereby grants Tenant two (2) additional renewals of five (5) years each, the "Third Renewal" to commence July 1, 2014 and to expire June 30, 2019 and the "Fourth Renewal" to commence July 1, 2019 and to expire June 30, 2024. The renewals shall be on the same terms and conditions as set forth in the Lease as amended.

2. Pursuant to Article 4 of the Lease as amended, Landlord hereby grants its consent to the sublease of a portion of the Premises to Sprint Communications for the erection and maintenance of a communications cell tower on the Premises. The sublease will have the term of ten (10) years with three (3) five (5) years options to renewal. The rental received from Sprint Sublease shall be divided between Tenant and Landlord equally and Landlord's share shall be paid by Tenant upon receipt of rental from Sprint Communications. Tenant is not obligated to pay Landlord any sums as its share of the rental in the event rental from Sprint Communications is not received. Tenant will exercise reasonable business practices to realize the collection of such rent.

3. Tenant hereby exercises its option to renew the Lease for the First Renewal term.




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         Except as modified hereby, the Lease remains in full force and effect.


         IN WITNESS WHEREOF, the parties sign this amended Modification of Lease on the day first written above.




                                              LANDLORD:

                                              AA&L ASSOCIATES, LP

                                         BY:
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                                              TENANT:

                                              MONRO MUFFLER BRAKE, INC.

                                         BY:
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